EXHIBIT 4.4

FORM OF WARRANT

Warrant for ___________ shares of Common Stock
________________________________________

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS WARRANT, THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT, NOR ANY PORTION THEREOF OR INTEREST THEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER THEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

Right to Purchase
__________ Shares

WARRANT TO PURCHASE _____________ SHARES OF COMMON STOCK
OF McKENZIE BAY INTERNATIONAL, LTD.

          This is to Certify that, for value received, _____________________________________ of ________________, ______________ (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from McKenzie Bay International, Ltd., a Delaware corporation (the "Company"), at any time on or after date hereof, and not later than 5:00 p.m. EST, two years after the date hereof, _____________________________ (__________) shares of the Common Stock, US$.001 par value, of the Company (the "Common Stock") at a purchase price per share equal to _____________, subject to adjustment as to the number of shares and purchase price as hereinafter set forth. The shares of the Company's Common Stock issuable upon the exercise of this Warrant are called herein the "Warrant Stock." The price per share of the Warrant Stock as adjusted from time to time as hereinafter set forth is sometimes referred to as the "Exercise Price." The Holder hereof may exercise this Warrant as to all or any portion of the shares of the Warrant Stock which such Holder shall have the right to acquire hereunder. This Warrant is the Warrant referred to in that certain Subscription Agreement of even date herewith (the "Subscription Agreement") between the Company and the Holder.

          (a)          Exercise of Warrant. This Warrant may be exercised by presentation and surrender hereof to the Company with the Purchase Form annexed hereto as Exhibit 1 duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office of Company, in proper form for exercise, accompanied by payment of the Exercise Price, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. If the stock transfer books of the Company shall be closed on the date of receipt of this Warrant and the Exercise Price as aforesaid, the Holder shall be deemed to be the holder of such shares of Common Stock on the next succeeding day on which the stock transfer books of the Company shall be opened. In the event this Warrant shall not be exercised on or before two years after the date of issue, this Warrant shall become void and all rights hereunder shall cease.

          (b)          Reservation of Shares; Stock Fully Paid. The Company agrees that at all times there shall be authorized and reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant. All shares which may be issued upon exercise hereof will, upon issuance, be fully paid and non-assessable.

          (c)          Fractional Shares. This Warrant shall be exercisable in such manner as not to require the issuance of fractional shares or scrip representing fractional shares. If, as a result of adjustment in the Exercise Price or the number of shares of Common Stock to be received upon exercise of this Warrant fractional shares would be issuable, no such fractional shares shall be issued. In lieu thereof the Company shall pay the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share. The current value shall be an amount, not less than twice book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

          (d)          Exchange or Assignment of Warrant. Upon surrender of this Warrant to the Company with an assignment duly executed, in the form of Exhibit 2 or 3 annexed hereto, as the case may be, and funds sufficient to pay any transfer tax, as well as satisfaction by the Holder to the Company that this Warrant has been resold by it pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Act"), or pursuant to an effective and current registration statement under the Act, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office or agency of the Company maintained for the purpose, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged, and the term Holder as used herein includes any holder of any Warrant into which this Warrant may be divided or exchanged.

          (e)          Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant.

          (f)          Adjustment of Exercise Rights. The Exercise Price or the number of shares of Common Stock to be received upon the exercise of this Warrant, or both, shall be subject to adjustment from time to time as follows:

                    (1)          Dividends. In case any additional shares of Common Stock or any obligation or stock convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable obligations or stock being hereinafter called "Convertible Securities") shall be issued as a dividend on any class of stock of the Company, such shares or Convertible Securities shall be deemed to have been issued without consideration, on the day next succeeding the date for the determination of stockholders' entitled to such dividend; and any issuance of any such additional shares of Common Stock as a dividend on Common Stock shall be treated as a subdivision as a whole of the number of shares of Common Stock then outstanding into a greater number of shares, and the Exercise Price shall be adjusted under Subsection (2) of this Section (f) and not under this Subsection (1). If at any time the Company shall declare a cash dividend on its Common Stock and shall, contemporaneously therewith, give to the holders of Common Stock the option to purchase additional Common Stock at a price which shall net the Company in the aggregate substantially the amount, or less than the amount, of such cash dividend, the aggregate number of shares of Common Stock actually issued and issuable pursuant to the exercise of such option shall be deemed to have been issued as a stock dividend on the date of the expiration of such option.

Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment in the Exercise Price in the case of the issuance at any time or from time to time of any shares of Common Stock pursuant to any exercise of this Warrant.

                    (2)          Effect of "Split-ups" and "Split-down" and Certain Dividends. In case at any time or from time to time the Company shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Common Stock, or otherwise, the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, with or without par value, the Exercise Price then in effect shall be reduced proportionately. In case at any time or from time to time the Company shall consolidate as a whole, by reclassification or otherwise, the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, with or without par value, the Exercise Price then in effect shall be increased proportionately.

                    (3)          Statement of Adjusted Exercise Price. Whenever the Exercise Price is adjusted pursuant to any of the foregoing provisions of this Section (f), the Company shall forthwith prepare a written statement signed by the President or the Treasurer of the Company, setting forth the adjusted Exercise Price and any adjustment in the number of shares purchasable hereunder, determined as provided in this Section (f), and in reasonable detail the facts requiring such adjustment. Such statement shall be filed among the permanent records of the Company, shall be furnished to the Holder of each Warrant upon request, and shall be open to inspection by the Holders of the Warrants during normal business hours.

                    (4)          Effect of Merger or Consolidation. In case the Company shall enter into any consolidation with or merger into any other corporation wherein the Company is not the surviving corporation, or sell or convey its property as an entirety or substantially as an entirety and in connection with such consolidation, merger, sale or conveyance shares of stock or other securities shall be issuable or deliverable in exchange for the Common Stock of the Company, the Holder of any Warrant shall thereafter be entitled to purchase pursuant to such Warrant (in lieu of the number of shares of Common Stock which such Holder would have been entitled to purchase immediately prior to such consolidation, merger, sale or conveyance) the shares of stock or other securities to which such number of shares of Common Stock would have been entitled at the time of such consolidation, merger sale or conveyance, at an aggregate Exercise Price equal to that which would have been payable if such number of shares of Common Stock had been purchased immediately prior thereto. In case of any such consolidation, merger, sale or conveyance, appropriate provision (as determined by resolution of the Board of Directors of the Company with the approval of the Holder) shall be made with respect to the rights and interests thereafter of the Holders of Warrants, to the end that all the provisions of the Warrants (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities.

                    (5)          Reorganization and Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Company (except as provided in Subsection (2) of this Section (f)); the Holder of any Warrant shall thereafter be entitled to purchase pursuant to such Warrant (in lieu of the number of shares of Common Stock which such Holder would have been entitled to purchase immediately prior to such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which the holder of such number of shares of Common Stock would have been entitled at the time of such reorganization or reclassification, at an aggregate Exercise Price equal to that which would have been payable if such number of shares of Common Stock had been purchased immediately prior to such reorganization or reclassification, appropriate provision (as determined by resolution of the Board of Directors of the Company with the approval of the Holder) shall be made with respect to the rights and interest thereafter of the Warrants (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

                    (6)          Distributions. In case the Company shall make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the State of Michigan, then the Holder of this Warrant who thereafter exercises the same as herein provided after the date of record for the determination of those holders of Common Stock entitled to such distribution of assets, shall be entitled to receive for the purchase price of the shares of Common Stock stated in this Warrant, in addition to the Shares of Common Stock, the amount of such assets (or at the option of the Company, a sum equal to the value thereof at the time of such distribution to holders of Common Stock, as such value is determined by the Board of Directors of the Company in good faith), which would have been payable to such Holder had he been the holder of record of such shares of Common Stock on the record date for the determination of those entitled to such distribution.

                    (7)          Dissolution or Liquidation. In case the Company shall liquidate or wind up its affairs, the Holder of this Warrant shall be entitled, upon the exercise thereof, to receive, in lieu of the shares of Common Stock of the Company which it would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to it upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Company, had it been the holder of record of such shares of Common Stock on the record date for the determination of those entitled to receive any such liquidating distribution; provided, however, that all rights under this Warrant shall terminate on a date fixed by the Company, such date to be not earlier than the date of commencement of proceedings for dissolution, liquidation or winding up and not later than 30 days after such commencement date, unless the Holder shall have, prior to such termination date, exercised this Warrant. Notice of such termination of rights under this Warrant shall be given to the last registered Holder hereof, as the same shall appear on the books of the Company, by mail at least 30 days prior to such termination date. In the event of such notice the Holder may exercise this Warrant prior to the fifth anniversary hereof.

          (g)          Limitations on Transfer of Warrant Stock. The Common Stock issuable pursuant hereto has not been registered under the Act. Accordingly, by acceptance hereof the Holder agrees that:

          (1)          It will acquire the Common Stock issuable pursuant hereto to be held as an investment and that it will not attempt to sell, distribute or dispose of the same except:

          (i)          pursuant to a registration statement filed and rendered effective under the Act; or

          (ii)          pursuant to a specific exemption from registration under the Act.

          (2)          There shall appear on the certificate or certificates evidencing any Common Stock issued pursuant hereto a legend as follows:

THIS SECURITY HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION).

          (h)          Notices. All notices, payments, requests and demands and other communications required or permitted under this Warrant shall be deemed to have been duly given, delivered and made if in writing and if served either by personal delivery to the party for whom it is intended or by being deposited, postage prepaid, certified or registered mail return receipt requested to the address shown below or such other address as may be designated in writing hereafter by such party:

                    If to the Company:

                              McKenzie Bay, International, Ltd.
                              Gregory N. Bakeman
                              975 Spaulding Ave.
                              Grand Rapids, MI 49546

                    With a copy to:

                              Donald C. Harms, Esq.
                              Larson, Harms & Bibeau P.C.
                              37899 Twelve Mile Road, Suite 300
                              Farmington Hills, Michigan 48331-3026

                    If to the Holder:

                              _________________________________
                              _________________________________
                              _________________________________

                    With a copy to:

                              _____________________________
                              _____________________________
                              _____________________________
                              _____________________________

          (k)          Governing Law. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

          (l)          Controversy. In the event of any controversy, claim or dispute between the parties hereto, arising out of or relating to this Warrant. The prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, attorneys' fees, and costs.

          (m)          Further Assurances. The parties agree to execute, acknowledge and deliver any and all such other documents and to take any and all such of the action as may, in the reasonable opinion of either of the parties hereto be necessary or convenient to efficiently carry out any or all of the purposes of this Warrant.

          (n)          Severability. Each and all provisions of this Warrant deemed to be prohibited by law or otherwise held invalid shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective any or all of the remaining provisions of this Warrant.

          (o)          Parties in Interest. Assignment. This Warrant and the various rights and obligations arising hereunder shall be binding upon and shall inure to the benefit of the parties hereto and to each and all of their respective successors and assigns.

          IN WITNESS WHEREOF, The Company has caused this instrument to be signed by its Chief Financial Officer, and attested by its President as of the ____ day of _______________, 200__.

ATTEST: /s/ Gary Westerholm Gary Westerholm President	McKENZIE BAY INTERNATIONAL, LTD. /s/ Gregory N. Bakeman Gregory N. Bakeman Chief Financial Officer